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Exhibit 10.120

Prepared by:
Ronald M. Goldberg, Esq.
Quarles & Brady
One East Camelback Road, Suite 400
Phoenix, Arizona 85012

                            MASTER SUBLEASE AGREEMENT


            THIS MASTER SUBLEASE AGREEMENT (this "Agreement") is made and entered into as of the 19th day of February, 1997, by and between BRITWILL INVESTMENTS - II, INC., a Delaware corporation ("Lessor") and HASMARK OF TEXAS, INC., a Texas corporation ("Lessee").

                                 R E C I T A L S

      A. WHEREAS, pursuant to a Lease Contract and Agreement dated December 1, 1993, by and between BritWill Investments - Texas, Ltd., a Texas limited partnership ("BritWill-Texas"), as Lessor, and Lessor, as Lessee, which Landlord's interest was subsequently assigned to Omega HealthCare Investors, Inc., a Maryland corporation ("Omega") (collectively, the "Heritage Oaks Lease"), Lessor acquired a leasehold estate in the property legally described in Exhibit "A" attached hereto and incorporated herein by reference (the "Heritage Oaks Premises"); and

      B. WHEREAS, pursuant to an Operating Lease dated as of September 2, 1986, by and between Health Care Property Investors, Inc., a Maryland corporation, as Lessor, and The Hillhaven Corporation, a Tennessee corporation ("Hillhaven"), as Lessee, which Lessee's interest was subsequently assigned by a Sublease Agreement dated as of August 1, 1987, by and between Hillhaven, as Sublessor, and Oaks/Jones, Inc., an Illinois corporation ("Oak/Jones"), as Sublessee, which Sublessee's interest was subsequently assigned by a Sub-Sublease dated as of October 20, 1992, by and between Oak/Jones, as Lessor, and Texas Health Ventures, Inc., a Texas corporation ("THV"), as Lessee, which Lessee's interest was subsequently assigned by an Assignment of Sub-Sub-Lease dated November 20, 1993, by and between THV, as Assignor, and BritWill-Texas, as Assignee, which Assignee's interest was subsequently assigned by a Lease Contract and Agreement dated December 1, 1993, by and between BritWill-Texas, as Lessor, and Lessor, as Lessee (collectively, the "Four States Lease"), Lessor acquired a leasehold estate in the property legally described in Exhibit "B" attached hereto and incorporated herein by reference (the "Four States Premises"); and

      C. WHEREAS, pursuant to a Lease dated as of August 1, 1986, incorporating a Master Lease Document - General Terms and Conditions dated December 30, 1985, by and between National Health Properties, a Maryland corporation formerly known as Beverly
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Investment Properties, Inc., as Lessor, and Beverly Enterprises - Texas, Inc., a
California corporation ("Beverly"), as Lessee, which Lessee's interest was subsequently assigned by an Assignment and Assumption of Lease with Consent of Lessor dated as of July 16, 1990, by and between Beverly, as Assignor, and W. Dirk Parish, an individual ("Parish"), as Assignee, which Assignee's interest was subsequently assigned by an Assignment and Assumption Agreement of Lease dated as of July 16, 1990, by and between Parish, as Assignor, and Texarkana Nursing Home, a Texas general partnership ("TNH"), as Assignee, which Assignee's interest was subsequently assigned by an Assignment and Assumption Agreement of Lease dated as of July 16, 1990, by and between TNH, as Assignor, and Texarkana Nursing Center, Inc., a Texas corporation ("TNC"), as Assignee, which Assignee's interest was subsequently assigned by an Assignment of Lease dated as of November 30, 1993, by and between TNC, as Assignor, and BritWill-Texas, as Assignee, which Assignee's interest was subsequently assigned by a Lease
Contract and Agreement dated December 1, 1993, by and between BritWill-Texas, as Lessor, and Lessor, as Lessee (collectively, the "Texarkana Lease"; and, together with the Heritage Oaks Lease and the Four States Lease, the "Leases" and each a "Lease"), Lessor acquired a leasehold estate in the property legally described in Exhibit "C" attached hereto and incorporated herein by reference (the "Texarkana Premises"; and, together with the Heritage Oaks Premises and the Four States Premises the "Leased Premises"); and

      D. WHEREAS, in accordance with the provisions of this Agreement, Lessee desires to acquire all right, title and interest of Lessor in and to each of the Leases;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings described hereinbelow, it is agreed as follows:

      1. Sublease. Subject to the terms, conditions, covenants and undertakings hereinafter set forth, and effective March 1, 1997, Lessor does hereby (a) sublease to Lessee all of Lessor's right, title and interest, including all rights of possession and occupancy, in and to the Leased Premises pursuant to the respective Leases and (b) assign to Lessee, subject to Lessor's right of re-assignment in Section 3 below, any and all rights in any of the Leases in the nature of a "right of first refusal" or an "option to purchase." Without in any way limiting or expanding the foregoing, but subject to the written consent of Omega in its absolute discretion, the Heritage Oaks Lease will contain an option to purchase the underlying fee for the sum of (A) $800,000, plus (B) certain costs incurred or to be incurred to repair and rehabilitate the improvements located on the Heritage Oaks Premises in the estimated amount of $500,000.

      2.    Rent.

            (a) Except as provided in Section 2(b), from and after the date hereof Lessee hereby agrees to assume and be responsible for the payment and discharge of all obligations and liabilities of Lessor pursuant to the Leases.


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            (b) As long as no Event of Default as herein defined has occurred and is continuing, Lessor shall pay on behalf of Lessee to the landlord under the Heritage Oaks Lease an amount sufficient to decrease the base rent (excluding any rent or other obligation in the nature of operating or capital cost contributions or payments) due under the Heritage Oaks Lease
      (i) for the first twenty-four (24) months hereof, to the amount of $12,000 per month; (ii) for the next twelve (12) months hereof, to the amount of $18,000 per month; and (iii) thereafter, Lessor shall not have any obligation hereunder to subsidize the base rent.

      3. Term. This Agreement may terminate with respect to any Lease, or with respect to all Leases, as set forth in this Section 3.

            (a) As set forth more particularly in Section 8, Lessor may terminate this Agreement with respect to a Lease that is the subject of Lessee's attempted assignment or sublet in violation of this Agreement, or Lessor may terminate this Agreement in its entirety.

            (b) As set forth more particularly in Section 11, Lessor may terminate this Agreement with respect to a Lease following a breach, default or event of default under such Lease or that gives rise to an Event of Default, or following an Event of Default under and as defined in that certain Sublease Agreement of even date herewith by and between Emory Care Center, Inc. and Lessee (the "Emory Sublease"), or Lessor may terminate this Agreement in its entirety.

            (c) This Agreement shall automatically terminate with respect to any Lease upon the expiration of the initial term of such Lease; this Agreement shall terminate in its entirety when the last of the Leases has so expired, or upon termination of the Emory Sublease.

Upon the termination of this Agreement with respect to a Lease, Lessee shall immediately (A) surrender possession of such Leased Premises in at least as good order and condition as received, and (B) shall properly prepare, sign and timely file all claims, cost reports, or other documentation required by the Medicare Program, the Medicaid Program and any other third party payer for the operations of the applicable Leased Premises. Upon such termination, the assignments of any and all rights in the nature of (i) a "right of first refusal" and (ii) an "option to purchase" as contemplated in Section 1 shall be deemed re-assigned by Lessee to Lessor without further action.

      4. Use. During the term of this Agreement, each of the Leased Premises is to be used only for the operation of a nursing home. Lessee covenants not to used any of the Leased Premises for any other purpose without first obtaining Lessor's written consent, which may be absolutely withheld.

      5.    Maintenance; Insurance. During the term hereof, with respect to each
Lease:


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            (a) Lessee shall at all times maintain the Leased Premises in at least as good order and condition as received.

            (b) Lessee shall promptly execute, fulfill and comply with all valid ordinances, rules, regulations, laws and statutes of applicable governmental and quasi-governmental authorities (herein "Applicable Law"). Lessee shall at all times maintain and operate the Leased Premises and the business conducted thereon in strict accordance with such Applicable Law.

            (c) Lessee shall maintain all insurance required under each of the Leases and as otherwise maintained by similarly situated nursing homes.

      6. Lessee's Representations and Warranties. Lessee warrants and represents that Lessee has all requisite power and authority to enter into and to deliver this Agreement.

      7. Representations and Warranties. Lessor warrants and represents as follows:

            (a) Lessor is the lawful sublessor under each of the Leases.

            (b) Lessor covenants and agrees that upon Lessee's payment and performance of its obligations hereunder and under the Leases, Lessee shall and may peaceably and quietly have, hold and enjoy each of the Leased Premises for the term provided in Section 3.

            (c) Lessor is not in default under any of the Leases and has no knowledge of any breach or default or event which, with passage of time or the giving of notice or both, would constitute a breach or default, by Lessor under any of the Leases.

            (d) All rents due under the Leases have been paid through the last day of the calendar month immediately preceding the date hereof.

            (e) Lessor has obtained all necessary consents required under the Leases precedent to the effectiveness of the sublease by Lessor contemplated by this Agreement.

            (f) Lessor has all requisite power and authority to enter into and to deliver this Agreement.

      8. No Further or Subsequent Assignment. Neither Lessee nor its permitted successors or assigns shall assign or sublet all or any part of the Leases (other than the rental of rooms or beds, or subleases of commercial space not in violation of the applicable Leases, in either case only in the ordinary course of business) without the prior written consent of Lessor. Any attempt by Lessee or its permitted successor or assigns to assign or


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sublet the Leases, or any of them, without such consent or consents shall be void and of no effect and shall, at the option of Lessor, be an Event of Default hereunder.

      9. Prorations. All accounts payable accrued as of the date hereof, including without limitation accounts payable in respect of contracts assumed by Lessee and employee benefit obligations incurred by Lessor prior to the date hereof (including but not limited to accrued bonuses, vacation, holiday or sick pay), shall continue to be the responsibility of Lessor and Lessor shall pay all such accounts and benefits to Lessee. Any accounts receivable accrued as of the date hereof or arising out of the operation of the Leased Premises as of the date hereof shall remain the property of Lessor, and Lessee shall pay all such accounts to Lessor. Notwithstanding anything to the contrary herein contained, Lessor shall indemnify Lessee for and hold Lessee harmless against civil penalties levied by the State of Texas or the Health Care Financial Administration with respect to any of the Leased Premises or any of the nursing homes located thereon, whether or not assessed before or after the date hereof, but in any event related to the operation of any such nursing home by Lessor prior to the date hereof.

      10. Reports. Lessee shall promptly deliver to Lessor, in the manner hereinbelow provided, copies of all notices, reports, surveys and other communications that Lessee is obligated to provide to any landlord under any of the Leases. Lessee shall, within ten days of each calendar month-end, deliver to Lessor, in the manner hereinbelow provided, detailed financial statements, including a balance sheet and statement of income for each month and aggregate statements on a fiscal quarter-to-date and annual basis.

      11. Events of Default. Lessee shall be in default under this Agreement upon the occurrence of any of the following (herein an "Event of Default"):

            (a) Breach, default or noncompliance by Lessee with any covenant or provision of any of the Leases, following the expiration of any applicable notice and/or cure period therein; or

            (b) Breach, default or noncompliance by Lessee with any covenant or provision of this Agreement; or

            (c) An Event of Default under and as defined in the Emory Sublease following the expiration of any applicable notice and/or cure period therein.

Upon an Event of Default, Lessor shall have the right to terminate this Agreement with respect to either (A) the Lease giving rise to the default, or
(B) all of the Leases, in either case by written notice to Lessee in the manner hereinbelow provided, and this Agreement shall immediately terminate with respect to such Lease(s), and Lessor shall have the right to re-enter and repossess the applicable Leased Premises and remove all administrative or operational personnel therefrom and as otherwise permitted by applicable law. Notwithstanding anything to the contrary contained in this Agreement, in addition to and


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without in any way limiting any right or remedy herein contained, Lessor may also avail itself of each and every right and remedy at law and in equity.

      12. Indemnification. Lessee agrees to defend, pay, protect, indemnify, save and hold harmless Lessor for, from and against any and all liabilities, losses, damages, penalties, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from or relating to (a) any of the Leased Premises or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of any of the Leased Premises, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon, whether or not Lessor has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim, (b) any violation by Lessee of any provision of this Agreement, of any contract or agreement to which Lessee is a party, or any provisions of any of the Leases, or
(c) any other cause not resulting from the gross negligence or wilful misconduct of Lessor or its officers, directors, employees or others in privity of contract in connection with the Leased Premises or this Agreement. In case any proceeding is brought against Lessor by reason of any such claim, Lessee covenants upon notice from Lessor to resist or defend Lessor in such action, with the expenses of such defense paid by Lessee, and Lessor will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Lessee. The obligations of Lessee under this Section shall survive any termination of this Agreement.

      13. Copies of Leases. Lessee acknowledges that it has received and has reviewed copies of the Leases described in the Recitals hereto.

      14. Notices. All notices required or permitted to be given under this Agreement shall be given (i) by certified or registered mail, return receipt requested, postage fully prepaid, or (ii) by a nationally recognized overnight delivery service, delivery cost prepaid, in either case addressed to the proper party at the following address:

      If to Lessor:     BritWill Investors - II, Inc.
                        c/o Unison HealthCare Corporation
                        8800 North Gainey Center Drive, Suite 245
                        Scottsdale, Arizona 85258
                        Attention: Jerry Walker, President & CEO
                        Telefacsimile: (602) 481-6479


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      If to Lessee:     Hasmark of Texas, Inc.
                        c/o Hasmark Corporation
                        82 Sixth Street
                        Apalachicola, Florida 32320
                        Attention: Harold Stewart, Chief Executive Officer
                        Telefacsimile:  (904) 653-9055

      15. Attorneys' Fees. If any party brings any action or proceeding to enforce, protect, or establish any right or remedy arising under this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorneys' fees, costs and expenses (including expert witness fees). Moreover, it any party without fault is made a party to any litigation instituted by or against another party, the other party shall indemnify the innocent party against and save it harmless from all reasonable costs and expenses, including reasonable attorneys' fees, costs and expenses (including expert witness fees), incurred by it in connection therewith.

      16. Waiver of Subrogation. Lessor and Lessee hereby waive, to each other, all rights of subrogation which any insurance carrier, or either of them, may have as to the Lessor or Lessee by reason of any provision in any policy of insurance issued to Lessor or Lessee provided such waiver does not thereby invalidate the policy of insurance.

      17. Choice of Law. The provisions of this Agreement shall be construed in accordance with and be governed by the laws of the State of Texas.

      18. Successors and Assigns. The terms, covenants and conditions of this Agreement shall inure to the benefit of and be binding upon the respective parties hereto, their legal representatives, successors and assigns.

      19. Interpretation; Captions; Severability. References herein to "Sections " without further attribution are deemed to refer to Sections of this Agreement. The captions of the various Sections of this Agreement are for convenience and ease of reference only and do not define, limit, augment or describe the scope, context or intent of this Agreement or any part or parts thereof. The invalidity or illegality or any provision of this Agreement shall not affect the remainder thereof.

      20. Counterparts. This instrument may be executed in one or more counterparts, the aggregate of which, when signed by all parties hereto, shall be deemed to constitute one original instrument.

                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                              BRITWILL INVESTMENTS - II, INC., a Delaware corporation


                              By:______________________________________
                              Name:____________________________________
                              Its:_____________________________________


                              HASMARK OF TEXAS, INC., a Texas corporation


                              By:______________________________________
                              Name:____________________________________
                              Its:_____________________________________


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STATE OF ___________    )
                        ) ss.
County of _________     )

      The foregoing instrument was acknowledged before me this day of _______________________, 199___, by _______________________, the
_______________________________ of BRITWILL INVESTMENTS - II, INC., a Delaware corporation, on behalf of that corporation.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    __________________________________
                                    Notary Public

My Commission Expires:

____________________________



STATE OF ___________    )
                        ) ss.
County of _________     )

      The foregoing instrument was acknowledged before me this _____ day of _________________, 199___, by _______________________, the
_______________________________ of HASMARK CORPORATION, a(n) ______________
corporation, the general partner of HASMARK OF EMORY LIMITED PARTNERSHIP, a Texas limited partnership, on behalf of that corporation and limited partnership.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    ___________________________________
                                    Notary Public

My Commission Expires:

_____________________________


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                                   EXHIBIT "A"

                   Legal Description of Heritage Oaks Premises

                                (to be attached)
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                                   EXHIBIT "B"

                    Legal Description of Four States Premises

                                (to be attached)
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                                   EXHIBIT "C"

                     Legal Description of Texarkana Premises

                                (to be attached)

                         COUNTERPART LANDLORD CONSENT TO
                            MASTER SUBLEASE AGREEMENT


      The undersigned, as the landlord or its successor-in-interest under the ___________________ Lease described in the attached Master Sublease Agreement, does hereby consent and agree to the sublease of the _________________ Premises contemplated by that Master Sublease Agreement.


LANDLORD:
_______________________________     ____________________________________

                                    By:_________________________________
                                    Name:_______________________________
                                    Its:________________________________
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                       COUNTERPART MORTGAGEE'S CONSENT TO
                            MASTER SUBLEASE AGREEMENT


      The undersigned, as the mortgagee of the Texarkana Lease and the Four States Lease described in the attached Master Sublease Agreement, does hereby consent and agree to the sublease of each of the Texarkana Premises and the Four States Premises contemplated by that Master Sublease Agreement.


MORTGAGEE:                          OMEGA HEALTHCARE INVESTORS, INC., a
                                    Maryland corporation


                                    By:_________________________________
                                    Name:_______________________________
                                    Its:_________________________________